Exhibit 4.22

This Amendment No. 1 to Note Issuance Facility Agreement, dated as of March 30, 2021 (this "Amendment"), is among (i) Atlantica Sustainable Infrastructure plc, a company incorporated in England and Wales with company number 08818211 (the "Company"), (ii) Lucid Agency Services Limited, on behalf of the Required Holders and as agent for the Purchasers (in such capacity, the "Agent"), (iii) Atlantica North America LLC ("ANA"), and (iv) Atlantica Newco Limited, a company incorporated in England and Wales with company number 12495091 ("UK Newco" and together with ANA, the "Reference Additional Guarantors").

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors party thereto, the purchasers party thereto and the Agent entered into that certain note issuance facility agreement dated as of July 8, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "NIFA");

WHEREAS, under the NIFA the Company and its Subsidiaries are allowed to carry out the Permitted Reorganization (as defined therein), and in connection therewith to release the Guarantee of ASHUSA Inc. and ASUSHI Inc. (the "Existing US Guarantors");

WHEREAS, the definition of the term Permitted Reorganization under the NIFA does not accurately reflect the intended corporate reorganization, and in connection therewith the Company has requested the Agent and the Purchasers to amend the NIFA in order to (i) accurately set forth the intended corporate reorganization, and (ii) join the Reference Additional Guarantors as additional Guarantors; and

WHEREAS, the Purchasers are agreeable to such request upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants set forth herein, the parties hereto agree as follows:

1.          Defined Terms; Rules of Construction. This Amendment is entered into in accordance with Article 18.1 of the NIFA and constitutes an integral part of the NIFA. Unless otherwise defined herein, capitalized terms used herein which are defined in the NIFA, as amended by this Amendment, are used herein as therein defined. The rules of interpretation set forth in Section 22.5 of the NIFA shall apply mutatis mutandis to this Amendment.

2.           Amendment. Effective as of the Amendment No. 1 Effective Date (as defined below),

(a)          Section 9.7(a)(ii) of the NIFA is hereby amended by deleting the word "currently";

(b)          Section 9.7(b) of the NIFA is hereby amended by deleting it in its entirety;

(c)          Section 10.2(e) of the NIFA is hereby amended by replacing it in its entirety with the following: "Notwithstanding anything to the contrary in this Section 10.2, the Note Parties shall be permitted to consummate the Permitted Reorganization."

(d)          Section 23.6(e) of the NIFA is hereby amended by replacing it in its entirety with the following:

"Upon the receipt by the holders of a certificate from the Company, signed by a Responsible Officer of the Company, certifying that (i) the Company has, directly or indirectly, formed NewCo as its Wholly-Owned Subsidiary (to be organized under the laws of the State of Delaware), (ii) all of the existing and outstanding Equity Interests in ASHUSA Inc. and ASUSHI Inc. shall have been acquired by and/or shall have been contributed to Atlantica North America LLC (organized under the laws of the State of Delaware); (iii) all of the existing and outstanding Equity Interests in NewCo shall have been acquired by and/or shall have been contributed to Atlantica Newco Limited (organized under the laws of England and Wales), ASHUSA Inc. and ASUSHI Inc.; and (iv) all of the existing and outstanding Equity Interests in each of ASO Holdings Company LLC (organized under the laws of the State of Delaware) and Mojave Solar Holdings LLC (organized under the laws of the State of Delaware) shall have been acquired by and/or shall have been contributed to Atlantica North America LLC and NewCo, together with copies of the definitive documentation evidencing such acquisitions and/or contributions certified by such Responsible Officer as being true, complete and correct copies thereof, then:

(i)	each of ASHUSA Inc. and ASUSHI Inc. shall automatically cease to be a Guarantor and shall be released of its obligations as "Guarantor" hereunder, without any further action by any party hereto; and

(ii)	the definition assigned to the term "Guarantors" shall be automatically amended and replaced in its entirety with the following, without any further action by any party hereto:

"Guarantors" means, collectively,

(a) Atlantica Infraestructura Sostenible, S.L.U. (f/k/a Atlantica Infrastructures S.L.U. (organized under the laws of Spain), Atlantica Peru S.A. (f/k/a ABY Concessions Peru S.A.) (organized under the laws of the Republic of Peru), ACT Holding, S.A. de C.V. (organized under the laws of Mexico), Atlantica Investments Limited (organized under the laws of England and Wales), Atlantica Newco Limited (organized under the laws of England and Wales) and Atlantica North America LLC (organized under the laws of the State of Delaware); and

(b)  any other Subsidiary that from time to time provides a Note Guarantee in accordance with the provisions of this Agreement,

in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Agreement."

(e)        Exhibit A of the NIFA is hereby amended by replacing the definitions of the terms "Guarantors," "NewCo" and "Permitted Reorganization" in their entirety with the following:

"Guarantors" means, collectively:

(a)          Atlantica Infraestructura Sostenible, S.L.U. (f/k/a Atlantica Infrastructures S.L.U.) (organized under the laws of Spain), Atlantica Peru S.A. (f/k/a ABY Concessions Peru S.A.) (organized under the laws of the Republic of Peru), ACT Holding, S.A. de C.V. (organized under the laws of Mexico), Atlantica Investments Limited (organized under the laws of England and Wales), Atlantica Newco Limited (organized under the laws of England and Wales), Atlantica North America LLC (organized under the laws of the State of Delaware), and subject to Section 23.6(e), ASHUSA Inc. (organized under the laws of the State of Delaware) and ASUSHI Inc. (organized under the laws of the State of Delaware); and

(b)          any other Subsidiary that from time to time provides a Note Guarantee in accordance with the provisions of this Agreement.

"NewCo" means a Delaware limited liability company formed or to be formed, directly or indirectly, by the Company as its Wholly-Owned Subsidiary, in connection with the Permitted Reorganization.

"Permitted Reorganization" means a corporate reorganization of certain Subsidiaries of the Company existing under the Laws of a state in the United States (such Subsidiaries, the "US Subsidiaries") as a result of which (i) the Company will, directly or indirectly, form NewCo as its Wholly-Owned Subsidiary (to be organized under the laws of the State of Delaware); (ii) all of the existing and outstanding Equity Interests in ASHUSA Inc., ASUSHI Inc. and Atlantica DCR LLC will be acquired by and/or contributed to Atlantica North America LLC (organized under the laws of the State of Delaware); (iii) all of the existing and outstanding Equity Interests in NewCo will be acquired by and/or contributed to Atlantica Newco Limited (organized under the laws of England and Wales), ASHUSA Inc. and ASUSHI Inc.; and (iv) all of the existing and outstanding Equity Interests in each of ASO Holdings Company LLC (organized under the laws of the State of Delaware) and Mojave Solar Holdings LLC (organized under the laws of the State of Delaware) shall be acquired by and/or shall be contributed to Atlantica North America LLC and NewCo; with ASHUSA Inc. and ASUSHI Inc. becoming Non- Recourse Subsidiaries upon giving effect to Section 23.6(e), which reorganization will involve different transactions, including transfers of Equity Interests in the US Subsidiaries among such US Subsidiaries.

(f)          Schedule 6.13 of the NIFA is hereby amended by replacing it in its entirety with the revised schedule attached hereto as Exhibit A.

3.           Joinder. Each Reference Additional Guarantor hereby becomes a party to the NIFA as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. Each Reference Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in the NIFA applicable to a Guarantor is true and correct on and as of the date thereof (after giving effect to this Amendment) as if made on and as of such date. The Note Parties agree that this Amendment shall constitute a Guarantor Accession Agreement referred to in Section 9.7.

4.           Representations and Warranties. The Company and each Reference Additional Guarantor represents and warrants to the Purchasers that:

(a)         The execution, delivery and performance by the Company and each Reference Additional Guarantor of this Amendment has been duly authorized by all necessary corporate or other organizational action, and do not and will not: (i) contravene the terms of any of such Person's Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person or any of its Subsidiaries is a party or affecting such Person or any of its Subsidiaries or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or any of its Subsidiaries or the properties of such Person or any of its Subsidiaries is subject; or (c) violate any Law in any material respect.

(b)      No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution and delivery of this Amendment and the performance by, or enforcement against, any Note Party of this Amendment.

(c)       This Amendment has been duly executed and delivered by the Company and each Reference Additional Guarantor. This Amendment constitutes a legal, valid and binding obligation of Company and each Reference Additional Guarantor, enforceable against the Company and each Reference Additional Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)          There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company and each Reference Additional Guarantor after due inquiry, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Note Party or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, if there is a reasonable possibility of an adverse determination and if determined adversely, could reasonably be expected to have a Material Adverse Effect.

(e)          As of Amendment No. 1 Effective Date, no Note Party has any Subsidiaries other than those specifically disclosed in part A of Schedule 6.13 to the NIFA (after giving effect to this Amendment), and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable, are not subject to any option to purchase or similar rights and are legally and beneficially owned by a Note Party in the percentages specified in part A of Schedule 6.13 to the NIFA (after giving effect to this Amendment) free and clear of all Liens (other than Liens permitted under the NIFA). Part B of Schedule 6.13 to the NIFA (after giving effect to this Amendment) specifies the Subsidiaries of the Note Parties and the Equity Interests in such Subsidiaries after giving effect to the Permitted Reorganization.

(f)          Each of the representations and warranties of the Company and each Reference Additional Guarantor contained in this Amendment are true and correct as of the date hereof and as of Amendment No. 1 Effective Date.

(g)          No Default or Event of Default has occurred and is continuing or would result from the execution, delivery or effectiveness of this Amendment.

(h)          No remuneration, whether by way of supplemental or additional interest or any fee or similar payment or security or other credit support, has been, or shall be, provided to or on behalf of any creditor with respect to Indebtedness of the Obligors as consideration for such creditor agreeing to the same or similar matters or waivers set forth in this Amendment, other than any expenses of counsel to any such creditor and any fees paid to the creditors of the Term Loan in consideration for the maturity extension and commitment increase thereof pursuant to the amendment thereof dated as of March 1, 2021.

5.          Conditions to Effectiveness. This Amendment shall become effective on the date each of the following conditions has been satisfied, in each case in a manner satisfactory to the Purchasers (such date, the "Amendment No. 1 Effective Date"):

(a)          The Agent shall have received authorized and executed counterparts of this Amendment.

(b) Each Reference Additional Guarantor shall have delivered to the Agent an Officer's Certificate, dated the Amendment No. 1 Effective Date, substantially in the form of the certificates delivered pursuant to Section 4.1(b)(i).

(c)          Each Reference Additional Guarantor shall have delivered to the Agent an incumbency certificate of its Responsible Officers and, if applicable, of resolutions or other action evidencing the name, authority and specimen signature of such Responsible Officers authorized to sign, and otherwise act as a Responsible Officer in connection with, the NIFA and the other Note Documents.

(d)          The Agent shall have received the following legal opinions (with sufficient copies thereof for each addressee):

(i)          an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Company, addressed to, and in form and substance satisfactory to, the Agent; and

(ii)          an opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, English counsel to the Company, addressed to, and in form and substance satisfactory to, the Agent.

(e)          The Agent shall have received evidence of the irrevocable acceptance by the Process Agent of its appointment by the Reference Additional Guarantors pursuant to Section 22.9(d) of the NIFA.

(f)          The representations and warranties of the Company in this Amendment shall be correct when made and at the Amendment No. 1 Effective Date; provided that, to the extent that any representation or warranty specifically refers to an earlier date, it shall be correct as of such earlier date.

(g)          The Company shall have paid, or caused to be paid, all fees and expenses of Mayer Brown International LLP, special counsel to the Purchasers, relating to the transactions contemplated hereby.

(h)          The Company shall have delivered to the Agent a copy of executed amendments from its other creditors with respect to each other agreement creating or evidencing Indebtedness of the Company incorporating into such agreement the same or similar matters set forth in this Amendment.

6.          Effect of Amendment; Miscellaneous.

(a)          This Amendment is a Note Document. Except as amended by this Amendment, the provisions of the NIFA and the Notes are in all aspects ratified and confirmed, shall remain in full force and effect and shall remain as the legal, valid, binding, and enforceable obligations of the parties thereto.

(b)          From and after the date of this Amendment, references in the NIFA to "this Agreement" (and indirect references such as "hereunder," "hereby," "herein" and "hereof," or words of like import referring to the NIFA), and references in the other Note Documents to "the NIFA" (and indirect references such as "thereunder," "thereby," "therein" and "thereof," or words of like import referring to the NIFA) shall be deemed to be references to the NIFA, as amended by this Amendment.

(c)         This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier or by electronic mail in portable document format (.pdf) to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

7.          Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 22.9, 22.10 and 22.16 of the NIFA are incorporated herein by reference, mutatis mutandis.

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Exhibit A

"Schedule 6.13

Part A – Before the Permitted Reorganization

Equity Interest in Subsidiaries
Note Party	Subsidiary	Jurisdiction	Percentage of Shares	Type of company
Atlantica Sustainable Infrastructure plc	ACT Holding, S.A. de C.V.	Mexico	99.99	Guarantor
	Atlantica Peru S.A.	Peru	99.99[1]	Guarantor
	ATN2, S.A.	Peru	75[2]	Non-recourse subsidiary (“NRS”)
	Atlantica Infraestructura Sostenible,S.L.U.	Spain	100	Guarantor
	Atlantica Corporate Resources, S.L.	Spain	99.99[3]	Immaterial subsidiary
	Atlantica Newco Limited	UK	100	Guarantor
	Atlantica Sustainable Infrastructure Jersey Limited	Jersey Island	100	Immaterial subsidiary
	Transmisora Mejillones S.A.	Chile	0.01	NRS
	Transmisora Baquedano S.A.	Chile	0.01	NRS
	Palmucho S.A.	Chile	0.01	NRS
	Atlantica North America LLC	USA	100	Guarantor
	AYES International UK Limited	UK	100	NRS
	CKA1 Holding, S. de R.L. de C.V.	Mexico	99.99	NRS
	Atlantica Investments Limited	UK	100	Guarantor
	ASHUSA Inc.	USA	100	Guarantor
	ASUSHI Inc.	USA	100	Guarantor
	Atlantica DCR LLC	USA	100	NRS
Atlantica North America LLC	ASO Holdings Company LLC (class A)	USA	100	NRS
	ASI Operations LLC	USA	100	Immaterial

1 Atlantica Infraestructura Sotenible SLU holds one (1) share (0.01%)

2 ATN S.A. holds 25%

3 Atlantica Infraestructura Sotenible SLU holds one (1) share (0.01%)

	Overnight Solar LLC	USA	100	Immaterial
ASHUSA Inc.	Mojave Solar Holdings LLC	USA	100	NRS
ASUSHI Inc.	ASO Holdings Company LLC (class B)	USA	100	NRS
Atlantica Investments Limited	Atlantica South Africa Pty Limited	South Africa	100	NRS
	Arroyo Energy Netherlands II B.V.	The Netherlands	30	NRS
	Fondo de Inversión Weg-4	Chile	35	NRS
	Calgary District Heating Inc	Canada	100	NRS
Atlantica South Africa Pty Limited	Kaxu Solar One Pty Limited	South Africa	51[4]	NRS
Kaxu Solar One Pty Limited	Pectonex, R.F. Pty Limited	South Africa	50	NRS
Fondo de Inversión Weg-4	Weg4 Energía SpA	Chile	100	NRS
Weg4 Energía SpA	San Pedro III SpA	Chile	100	NRS
AYES International UK Limited	AYES Canada Inc	Canada	100	NRS
ACT Holding, S.A. de C.V.	ACT Energy Mexico, S. de R.L. de C.V.	Mexico	99.99	NRS
	RRHH Servicios Corporativos, S. de R.L. de C.V.	Mexico	99.99	Immaterial subsidiary
	CKA1 Holding, S. de R.L. de C.V.	Mexico	0.01	NRS
CKA1 Holding, S. de R.L. de C.V.	Ca Ku A1 Servicios Compresión de Gas S.A.P.I.	Mexico	5	NRS
Atlantica Peru S.A.	ATN S.A.	Peru	99.99	NRS

4 Industrial Development Corporation holds 49%

(cont'd)

	Atlantica Transmision Sur S.A.	Peru	25[5]	NRS
	Coropuna Transmisión S.A.	Peru	99.99[6]	NRS
	ATN 4 S.A.	Peru	99.99[7]	NRS
ATN S.A.	Atlantica Transmision Sur S.A.	Peru	75	NRS
	ATN 2, S.A.	Peru	25	NRS
	Hidrocañete S.A.	Peru	99.99[8]	NRS
Atlantica Infraestructura Sostenibles, S.L.U.	ACT Holding, S.A. de C.V.	Mexico	0.01	Guarantor
	Transmisora Mejillones S.A.	Chile	99.99	NRS
	Transmisora Baquedano S.A.	Chile	99.99	NRS
	Palmucho S.A.	Chile	99.99	NRS
	Palmatir S.A.	Uruguay	100	NRS
	Banitod S.A.	Uruguay	100	NRS
	Atlantica Uruguay S.A.	Uruguay	100	NRS
	Nesyla S.A.	Uruguay	100	NRS
	ABY Infraestructuras, S.L.	Spain	20	Immaterial subsidiary
	Sanlúcar Solar, S.A.U.	Spain	100	NRS
	Solar Processes, S.A.U.	Spain	100	NRS
	Geida Skikda, S.L.	Spain	67	NRS
	Geida Tlemcen, S.L.	Spain	50	NRS
	Solnova Solar Inversiones, S.A.U.	Spain	100	NRS
	Carpio Solar Inversiones, S.A.U.	Spain	100	NRS
	Écija Solar Inversiones, S.A.U.	Spain	100	NRS
	Hypesol Energy Holding, S.A.U.	Spain	100	NRS
	Logrosán Solar Inversiones, S.A.U.	Spain	100	NRS
	Fotovoltaica Solar Sevilla, S.A.	Spain	80[9]	NRS
	Atlantica España, S.L.U.	Spain	100	Immaterial subsidiary
	Atlantica Chile spa	Chile	100	Immaterial subsidiary
	SJ Renovables Wind 1 SAS ESP	Colombia	50	NRS

5 ATN S.A. holds 75%

6 Atlantica Peru S.A. holds one (1) share (0.01%)

7 Atlantica Peru S.A. holds one (1) share (0.01%)

8 Atlantica Peru S.A. holds one (1) share (0.01%)

9 IDEA holds remaining 20%

	SJ Renovables Sun 1 SAS ESP	Colombia	50	NRS
	PA Renovables Sol 1 SAS ESP	Colombia	50	NRS
	AC Renovables Sol 1 SAS ESP	Colombia	50	NRS
Geida Skikda, S.L.	Aguas de Skikda, S.A.P.	Algeria	51	NRS
Geida Tlemcen, S.L.	Myah Bahr Honaine, S.A.P.	Algeria	51	NRS
Solnova Solar Inversiones, S.A.U.	Solnova Electricidad Uno, S.A.	Spain	100	NRS
	Solnova Electricidad Tres, S.A.	Spain	100	NRS
	Solnova Electricidad Cuatro, S.A.	Spain	100	NRS
Carpio Solar Inversiones, S.A.U.	Solacor Electricidad Uno, S.A.	Spain	87	NRS
	Solacor Electricidad Dos, S.A.	Spain	87	NRS
Écija Solar Inversiones, S.A.U.	Helioenergy Electricidad Uno, S.A.	Spain	100	NRS
	Helioenergy Electricidad Dos, S.A.	Spain	100	NRS
Helioenergy Electricidad Uno, S.A.	Evacuación Villanueva del Rey, S.L.	Spain	20.01	NRS
Helioenergy Electricidad Dos, S.A.	Evacuación Villanueva del Rey, S.L.	Spain	20.01	NRS
Hypesol Energy Holding, S.A.U.	Hypesol Solar Inversiones, S.A.U.	Spain	100	NRS
	Helios I Hyperion Energy Investments, S.A.	Spain	100	NRS
	Helios II Hyperion Energy Investments, S.A.	Spain	100	NRS
Logrosán Solar Inversiones, S.A.U.	Solaben Electricidad Dos, S.A.	Spain	70	NRS
	Solaben Electricidad Tres, S.A.	Spain	70	NRS
	Logrosán Solar Inversiones Dos, S.L.	Spain	100	NRS

Logrosán Solar Inversiones Dos, S.L.	Solaben Luxembourg S.A.	Luxembourg	100	NRS
	Logrosan Equity Investment S.a.r.l.	Luxembourg	100	NRS
Logrosan Equity Investment S.a.r.l.	Extremadura Equity Investment S.a.r.l.	Luxembourg	100	NRS
Extremadura Equity Investment S.a.r.l.	Solaben Electricidad Uno, S.A.	Spain	100	NRS
	Solaben Electricidad Seis, S.A.	Spain	100	NRS
Solaben Electricidad Uno, S.A.	Evacuación Valdecaballeros, S.L.	Spain	14.29	NRS
Solaben Electricidad Dos, S.A.	Evacuación Valdecaballeros, S.L.	Spain	14.29	NRS
Solaben Electricidad Tres, S.A.	Evacuación Valdecaballeros, S.L.	Spain	14.29	NRS
Solaben Electricidad Seis, S.A.	Evacuación Valdecaballeros, S.L.	Spain	14.29	NRS
Banitod S.A.	Cadonal S.A.	Uruguay	100	NRS
Atlantica Uruguay S.A.	Estrellada S.A.	Uruguay	100	NRS

Part B – After the Permitted Reorganization

Equity Interest in Subsidiaries
Note Party	Subsidiary	Jurisdiction	Percentage of Shares	Type of company
Atlantica Sustainable Infrastructure plc	ACT Holding, S.A. de C.V.	Mexico	99.99	Guarantor
	Atlantica Peru S.A.	Peru	99.99[10]	Guarantor
	ATN2, S.A.	Peru	75[11]	Non-recourse subsidiary (“NRS”)
	Atlantica Infraestructura Sostenible,S.L.U.	Spain	100	Guarantor
	Atlantica Corporate Resources, S.L.	Spain	99.99[12]	Immaterial subsidiary
	Atlantica Newco Limited	UK	100	Guarantor
	Atlantica Sustainable Infrastructure Jersey Limited	Jersey Island	100	Immaterial subsidiary
	Transmisora Mejillones S.A.	Chile	0.01	NRS
	Transmisora Baquedano S.A.	Chile	0.01	NRS
	Palmucho S.A.	Chile	0.01	NRS
	Atlantica North America LLC	USA	100	Guarantor
	AYES International UK Limited	UK	100	NRS
	CKA1 Holding, S. de R.L. de C.V.	Mexico	99.99	NRS
	Atlantica Investments Limited	UK	100	Guarantor
Atlantica North America LLC	ASHUSA Inc.	USA	100	NRS
	ASUSHI Inc.	USA	100	NRS
	Atlantica DCR LLC	USA	100	NRS
	ASO Holdings Company LLC (class A)	USA	100	NRS

10 Atlantica Infraestructura Sotenible SLU holds one (1) share (0.01%)

11 ATN S.A. holds 25%

12 Atlantica Infraestructura Sotenible SLU holds one (1) share (0.01%)

	ASI Operations LLC	USA	100	Immaterial subsidiary
	Overnight Solar LLC	USA	100	Immaterial subsidiary
ASHUSA Inc.	NewCo (class A)	USA	100	NRS
ASUSHI Inc.	NewCo (class A)	USA	100	NRS
NewCo	Mojave Solar Holdings LLC	USA	100	NRS
	ASO Holdings Company LLC (class B)	USA	100	NRS
Atlantica Investments Limited	Atlantica South Africa Pty Limited	South Africa	100	NRS
	Arroyo Energy Netherlands II B.V.	The Netherlands	30	NRS
	Fondo de Inversión Weg-4	Chile	35	NRS
	Calgary District Heating Inc	Canada	100	NRS
Atlantica South Africa Pty Limited	Kaxu Solar One Pty Limited	South Africa	51[13]	NRS
Kaxu Solar One Pty Limited	Pectonex, R.F. Pty Limited	South Africa	50	NRS
Fondo de Inversión Weg-4	Weg4 Energía SpA	Chile	100	NRS
Weg4 Energía SpA	San Pedro III SpA	Chile	100	NRS
AYES International UK Limited	AYES Canada Inc	Canada	100	NRS
Atlantica Newco Ltd	NewCo (class B)	USA	100	NRS
	ACT Energy Mexico, S. de R.L. de C.V.	Mexico	99.99	NRS

13 Industrial Development Corporation holds 49%

ACT Holding, S.A. de C.V.	RRHH Servicios Corporativos, S. de R.L. de C.V.	Mexico	99.99	Immaterial subsidiary
	CKA1 Holding, S. de R.L. de C.V.	Mexico	0.01	NRS
CKA1 Holding, S. de R.L. de C.V.	Ca Ku A1 Servicios Compresión de Gas S.A.P.I.	Mexico	5	NRS
Atlantica Peru S.A.	ATN S.A.	Peru	99.99	NRS
	Atlantica Transmision Sur S.A.	Peru	25[14]	NRS
	Coropuna Transmisión S.A.	Peru	99.99[15]	NRS
	ATN 4 S.A.	Peru	99.99[16]	NRS
ATN S.A.	Atlantica Transmision Sur S.A.	Peru	75	NRS
	ATN 2, S.A.	Peru	25	NRS
	Hidrocañete S.A.	Peru	99.99[17]	NRS
Atlantica Infraestructura Sostenibles, S.L.U.	ACT Holding, S.A. de C.V.	Mexico	0.01	Guarantor
	Transmisora Mejillones S.A.	Chile	99.99	NRS
	Transmisora Baquedano S.A.	Chile	99.99	NRS
	Palmucho S.A.	Chile	99.99	NRS
	Palmatir S.A.	Uruguay	100	NRS
	Banitod S.A.	Uruguay	100	NRS
	Atlantica Uruguay S.A.	Uruguay	100	NRS
	Nesyla S.A.	Uruguay	100	NRS
	ABY Infraestructuras, S.L.	Spain	20	Immaterial subsidiary
	Sanlúcar Solar, S.A.U.	Spain	100	NRS
	Solar Processes, S.A.U.	Spain	100	NRS
	Geida Skikda, S.L.	Spain	67	NRS
	Geida Tlemcen, S.L.	Spain	50	NRS
	Solnova Solar Inversiones, S.A.U.	Spain	100	NRS
	Carpio Solar Inversiones, S.A.U.	Spain	100	NRS

14 ATN S.A. holds 75%

15 Atlantica Peru S.A. holds one (1) share (0.01%)

16 Atlantica Peru S.A. holds one (1) share (0.01%)

17 Atlantica Peru S.A. holds one (1) share (0.01%)

(cont'd)

	Écija Solar Inversiones, S.A.U.	Spain	100	NRS
	Hypesol Energy Holding, S.A.U.	Spain	100	NRS
	Logrosán Solar Inversiones, S.A.U.	Spain	100	NRS
	Fotovoltaica Solar Sevilla, S.A.	Spain	80[18]	NRS
	Atlantica España, S.L.U.	Spain	100	Immaterial subsidiary
	Atlantica Chile spa	Chile	100	Immaterial subsidiary
	SJ Renovables Wind 1 SAS ESP	Colombia	50	NRS
	SJ Renovables Sun 1 SAS ESP	Colombia	50	NRS
	PA Renovables Sol 1 SAS ESP	Colombia	50	NRS
	AC Renovables Sol 1 SAS ESP	Colombia	50	NRS
Geida Skikda, S.L.	Aguas de Skikda, S.A.P.	Algeria	51	NRS
Geida Tlemcen, S.L.	Myah Bahr Honaine, S.A.P.	Algeria	51	NRS
Solnova Solar Inversiones, S.A.U.	Solnova Electricidad Uno, S.A.	Spain	100	NRS
	Solnova Electricidad Tres, S.A.	Spain	100	NRS
	Solnova Electricidad Cuatro, S.A.	Spain	100	NRS
Carpio Solar Inversiones, S.A.U.	Solacor Electricidad Uno, S.A.	Spain	87	NRS
	Solacor Electricidad Dos, S.A.	Spain	87	NRS
Écija Solar Inversiones, S.A.U.	Helioenergy Electricidad Uno, S.A.	Spain	100	NRS
	Helioenergy Electricidad Dos, S.A.	Spain	100	NRS
Helioenergy Electricidad Uno, S.A.	Evacuación Villanueva del Rey, S.L.	Spain	20.01	NRS
Helioenergy Electricidad Dos, S.A.	Evacuación Villanueva del Rey, S.L.	Spain	20.01	NRS

18 IDEA holds remaining 20%

Hypesol Energy Holding, S.A.U.	Hypesol Solar Inversiones, S.A.U.	Spain	100	NRS
	Helios I Hyperion Energy Investments, S.A.	Spain	100	NRS
	Helios II Hyperion Energy Investments, S.A.	Spain	100	NRS
Logrosán Solar Inversiones, S.A.U.	Solaben Electricidad Dos, S.A.	Spain	70	NRS
	Solaben Electricidad Tres, S.A.	Spain	70	NRS
	Logrosán Solar Inversiones Dos, S.L.	Spain	100	NRS
Logrosán Solar Inversiones Dos, S.L.	Solaben Luxembourg S.A.	Luxembourg	100	NRS
	Logrosan Equity Investment S.a.r.l.	Luxembourg	100	NRS
Logrosan Equity Investment S.a.r.l.	Extremadura Equity Investment S.a.r.l.	Luxembourg	100	NRS
Extremadura Equity Investment S.a.r.l.	Solaben Electricidad Uno, S.A.	Spain	100	NRS
	Solaben Electricidad Seis, S.A.	Spain	100	NRS
Solaben Electricidad Uno, S.A.	Evacuación Valdecaballeros, S.L.	Spain	14.29	NRS
Solaben Electricidad Dos, S.A.	Evacuación Valdecaballeros, S.L.	Spain	14.29	NRS
Solaben Electricidad Tres, S.A.	Evacuación Valdecaballeros, S.L.	Spain	14.29	NRS
Solaben Electricidad Seis, S.A.	Evacuación Valdecaballeros, S.L.	Spain	14.29	NRS
Banitod S.A.	Cadonal S.A.	Uruguay	100	NRS
Atlantica Uruguay S.A.	Estrellada S.A.	Uruguay	100	NRS"

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Very truly yours,

EXECUTED by ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC
by:

By:	/s/ Santiago Seage
Name: Santiago Seage
Title: Director and Chief Executive Officer

By:	/s/ Irene M. Hernandez
Name: Irene M. Hernandez
Title: Company Secretary

EXECUTED by ATLANTICA NORTH AMERICA LLC
by:

By:	/s/ Emiliano Garcia Sanz
Name: Emiliano Garcia Sanz
Title: President

EXECUTED by ATLANTICA NEWCO LIMITED
by:

By:	/s/ Francisco Martinez-Davis
Name: Francisco Martinez-Davis
Title: Director

[Signature page to Amendment No. 1 to 2020 Note Issuance Facility Agreement]

EXECUTED by LUCID AGENCY
SERVICES LIMITED as Agent and on Behalf of each of the Purchasers referred to below:

FUTURE FUND INVESTMENT COMPANY NO. 2
PTY LTD (ABN 90 130 788 493)

WESTBOURNE  CREDIT MANAGEMENT  LIMITED
(ACN 131 843 144) AS TRUSTEE OF THE WESTBOURNE
YIELD FUND NO. 4

WESTBOURNE INFRASTRUCTURE DEBT
OPPORTUNITIES FUND II, L.P. ACTING THROUGH
ITS GENERAL PARTNER, RIMOR FUND II GP LIMITED

WESTBOURNE  INFRASTRUCTURE DEBT 3 LP
ACTING THROUGH ITS GENERAL PARTNER,
WESTBOURNE INFRASTRUCTURE DEBT GP LIMITED

WESTBOURNE INFRASTRUCTURE DEBT 6 LP
ACTING THROUGH ITS GENERAL PARTNER,
WESTBOURNE INFRASTRUCTURE DEBT GP 2 LIMITED

By:	/s/ Kate Russell
Name:	Kate Russell
Title:	Authorised Signatory

[Signature page to Amendment No. 1 to 2020 Note Issuance Facility Agreement]